EXHIBIT 10.2
EXECUTION COPY
GUARANTY AND SURETYSHIP AGREEMENT
          THIS GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”), dated as of the 26th day of July 2006, made by LIFE TIME FITNESS, INC., a Minnesota corporation (“Guarantor”), to WELL-PROP (MULTI) LLC, a Delaware limited liability company (“Landlord”).
W I T N E S S E T H:
     WHEREAS, Landlord, as lessor, has entered into a Lease Agreement of even date herewith (the “Lease”), in which Landlord leased to LTF Real Estate Company, Inc., a Minnesota corporation (“Tenant”), certain premises situate in Bloomington, MN, Eden Prairie, MN (2 locations), Fridley, MN, St. Louis Park, MN and Boca Raton, FL (the “Leased Premises”);
          WHEREAS, all of the issued and outstanding stock of Tenant is owned by Guarantor; and
          WHEREAS, the execution and delivery by Guarantor of this Guaranty is a material inducement to Landlord to execute the Lease, and Guarantor expects to derive financial benefit from the Lease.
          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby covenants and agrees as follows:
ARTICLE I
GUARANTEE
          Section 1.01 Guaranteed Obligations. Guarantor hereby absolutely unconditionally and irrevocably guarantees to and becomes surety for Landlord and its successors and assigns for the due, punctual and full payment, performance and observance of, and covenants with Landlord to duly, punctually and fully pay and perform, the following (collectively, the “Guaranteed Obligations”):
          (a) the full and timely payment of all Rent and all other amounts due or to become due to Landlord from Tenant under the Lease or any other agreement or instrument executed in connection therewith, whether now existing or hereafter arising, contracted or incurred (collectively, the “Monetary Obligations”); and
          (b) all covenants, agreements, terms, obligations and conditions, undertakings and duties contained in the Lease to be observed, performed by or imposed upon Tenant under the Lease, whether now existing or hereafter arising, contracted or incurred (collectively, the “Performance Obligations”), as and when such payment, performance or observance shall become due (whether by acceleration or otherwise) in accordance with the terms of the Lease, which terms are incorporated herein by reference. The Guaranteed Obligations shall not be affected by the Tenant’s voluntary or involuntary bankruptcy, assignment for the benefit of creditors reorganization or similar proceeding affecting the Tenant. If for any reason any Monetary

Obligation shall not be paid promptly when due, Guarantor shall, immediately upon demand, pay the same to Landlord when due under the terms of the Lease. If for any reason Tenant shall fail to perform or observe any Performance Obligation, Guarantor shall, immediately upon demand, perform and observe the same or cause the same to be performed or observed. If, by reason of any bankruptcy, insolvency or similar laws affecting the rights of creditors, Landlord shall be prohibited from exercising any of Landlord’s rights and remedies, including, but not limited to, enforcement of the terms of the Lease against the Tenant, then as to Guarantor such prohibition shall be of no force and effect, and Landlord shall have the right to make demand upon, and receive payment and/or performance from Guarantor of all Guaranteed obligations and Guarantor’s obligation in this respect shall be primary and not secondary. Guarantor acknowledges and agrees that the Monetary Obligations include, without limitation, Rent and other sums accruing and/or becoming due under the Lease following the commencement by or against Tenant of any action under the United States Bankruptcy Code or other similar statute. Guarantor shall pay all Monetary Obligations to Landlord at the address and in the manner set forth in the Lease or at such other address as Landlord shall notify Guarantor in writing.
          Section 1.02 Guarantee Unconditional. The obligations of Guarantor hereunder are continuing, absolute and unconditional, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged, abated, impaired or in any way affected by:
          (a) any amendment, modification, extension, renewal or supplement to the Lease;
          (b) any assumption by any party of Tenant’s or any other party’s obligations under, or Tenant’s or any other party’s assignment of any of its interest in, the Lease;
          (c) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty or the Lease or pursuant to applicable law (even if any such right, remedy, power or privilege shall be lost thereby), including, without limitation, any so-called self-help remedies, or any waiver, consent, compromise, settlement, indulgence or other action or inaction in respect thereof;
          (d) any change in the financial condition of Tenant, the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Landlord, Tenant or Guarantor or any of their assets or any impairment, modification, release or limitation of liability of Landlord, Tenant or Guarantor or their respective estates in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the United States Bankruptcy Code or other similar statute or from the decision of any court;
          (e) any extension of time for payment or performance of the Guaranteed Obligations or any part thereof;
          (f) the genuineness of the Lease;
          (g) any defense that may arise by reason of the failure of Landlord to file or enforce a claim against the estate of Tenant in any bankruptcy or other proceeding;

          (h) the release or discharge of or accord and satisfaction with of Tenant or any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law or otherwise, which release, discharge or accord and satisfaction has not been expressly approved in writing by Landlord;
          (i) the failure of Landlord to keep Guarantor advised of Tenant’s financial condition, regardless of the existence of any duty to do so;
          (j) any assignment by Landlord of all of Landlord’s right, title and interest in, to and under the Lease and/or this Guaranty as collateral security for any Loan;
          (k) any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations or any or all of the obligations, covenants or agreements of Tenant under the Lease (except by payment in full of all Guaranteed Obligations) or Guarantor under this Guaranty (except by payment in full of all Guaranteed Obligations);
          (l) the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty;
          (m) any actual, purported or attempted sale, assignment or other transfer by Landlord of the Lease or the Leased Premises or any part thereof or of any of its rights, interests or obligations thereunder;
          (n) any merger or consolidation of Tenant into or with any other entity, or any sale, lease, transfer or other disposition of any or all of Tenant’s assets or any sale, transfer or other disposition of any or all of the shares of capital stock or other securities of Tenant or any affiliate of Tenant to any other person or entity;
          (o) Tenant’s failure to obtain, protect, preserve or enforce any rights in or to the Lease or the Leased Premises or any interest therein against any party or the invalidity or unenforceability of any such rights; or
          (p) any other event, action, omission or circumstances which might in any manner or to any extent impose any risk to Guarantor or which might otherwise constitute a legal or equitable release or discharge of a guarantor or surety.
all of which may be given or done without notice to, or consent of, Guarantor.
No setoff, claim, reduction or diminution of any obligation, or any defense of any kind or nature which Tenant or Guarantor now has or hereafter may have against Landlord shall be available hereunder to Guarantor against Landlord.
          Section 1.03 Disaffirmance of Lease. Guarantor agrees that, in the event of rejection or disaffirmance of the Lease by Tenant or Tenant’s trustee in bankruptcy pursuant to the United States Bankruptcy Code or any other law, Guarantor will, if Landlord so requests, assume all obligations and liabilities under the express terms of the Lease, to the same extent as if Guarantor had been originally named instead of Tenant as a party to the Lease and there had been no rejection or disaffirmance; and Guarantor will confirm such assumption in writing at the request of Landlord on or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of Tenant under the Lease (to the extent permitted by law).

          Section 1.04 No Notice or Duty to Exhaust Remedies. Guarantor hereby waives notice of any default in the payment or non-performance of any of the Guaranteed Obligations (except as expressly required hereunder), diligence, presentment, demand, protest and all notices of any kind. Guarantor agrees that liability under this Guaranty shall be primary and hereby waives any requirement that Landlord exhaust any right or remedy, or proceed first or at any time, against Tenant or any other guarantor of, or any security for, any of the Guaranteed Obligations. Guarantor hereby waives notice of any acceptance of this Guaranty and all matters and rights which may be raised in avoidance of, or in defense against, any action to enforce the obligations of Guarantor hereunder. Guarantor hereby waives any and all suretyship defenses or defenses in the nature thereof without in any manner limiting any other provision of this Guaranty. This Guaranty constitutes an agreement of suretyship as well as of guaranty, and Landlord may pursue its rights and remedies under this Guaranty and under the Lease in whatever order, or collectively, and shall be entitled to payment and performance hereunder notwithstanding any action taken by Landlord or inaction by Landlord to enforce any of its rights or remedies against any other guarantor, person, entity or property whatsoever. This Guaranty is a guaranty of payment and performance and not merely of collection.
Landlord may pursue its rights and remedies under this Guaranty notwithstanding any other guarantor of or security for the Guaranteed Obligations or any part thereof. Guarantor authorizes Landlord, at its sole option, without notice or demand and without affecting the liability of Guarantor under this Guaranty, to terminate the Lease, either in whole or in part, in accordance with its terms.
Each default on any of the Guaranteed Obligations shall give rise to a separate cause of action and separate suits may be brought hereunder as each cause of action arises or, at the option of Landlord any and all causes of action which arise prior to or after any suit is commenced hereunder may be included in such suit.
          Section 1.05 Subrogation. Notwithstanding any payments made or obligations performed by Guarantor by reason of this Guaranty (including but not limited to application of funds on account of such payments or obligations), Guarantor hereby irrevocably waives and releases any and all rights it may have, until 185 days following the date on which the Guaranteed Obligations are paid or performed, whether arising directly or indirectly, by operation of law, contract or otherwise, to assert any claim against Tenant or any other person or entity or against any direct or indirect security on account of payments made or obligations performed under or pursuant to this Guaranty, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, and any and all rights that would result in Guarantor being deemed a “creditor” under the United States Bankruptcy Code of Tenant or any other person or entity. Every claim or demand which Guarantor may have against Tenant shall be fully subordinate to all Guaranteed Obligations.
ARTICLE II
REPRESENTATIONS, WARRANTIES AND COVENANTS
          Section 2.01 Intentionally Omitted.
          Section 2.02 Estoppel Certificates. At any time upon not less than ten (10) days’ prior written request by either Landlord or Lender, Guarantor shall deliver to the requesting party a statement in writing, executed by an authorized officer of Guarantor, certifying (a) that, except as otherwise specified, this Guaranty is unmodified and in full force and effect, (b) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by Guarantor exists hereunder, (d) such other matters as the requesting party may reasonably request, and (e) except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Guarantor before or by a court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Guarantor. Any such statements by Guarantor may be relied upon by the requesting party, any Person whom the requesting party notifies the Guarantor in its request for the certificate is an intended recipient or beneficiary of the certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises. Any certificate required under this Section 2.02 and delivered by Tenant shall state that, in the opinion of each person signing the same, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate, and shall briefly state the nature of such examination or investigation. In no event shall any person signing a certificate be personally liable thereunder.
ARTICLE III
EVENTS OF DEFAULT
          Section 3.01 Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Guaranty:
          (a) a failure by Guarantor to make any payment of any Monetary Obligation after the expiration of any applicable notice and cure periods under the Lease, if any, regardless of the reason for such failure;
          (b) a failure by Guarantor duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Section 3.01 beyond the applicable notice and cure periods set forth in the Lease with respect to the underlying facts giving rise to such failure (or, if the underlying facts do not independently give rise to a default under the Lease, thirty (30) days after the giving of written notice of such failure by Landlord to Guarantor, which period may be extended for up to ninety (90) days after the giving of written notice of such failure by Landlord to Guarantor so long as Guarantor is diligently attempting to cure prior to the expiration of the initial thirty (30) day period and such default is reasonably susceptible of cure);
          (c) any representation or warranty made by Guarantor in any certificate, demand or request made pursuant hereto proves to be untrue or incorrect as of the time made in any material respect and remains uncured thirty (30) days following the date Landlord gives Guarantor written notice of such default, which initial thirty (30) day period may be extended for up to a total ninety (90) days so long as Guarantor is diligently attempting to cure prior to the expiration of the initial thirty (30) day period and such default is reasonably susceptible of cure;
          (d) a default beyond any applicable cure period by Guarantor in any payment of principal or interest on any obligations for borrowed money having a then-outstanding principal balance of $10,000,000 or more, and either (x) such payment is a payment at maturity or a final payment and the obligee with respect thereto shall have commenced exercising its remedies in connection therewith, or (y) such obligation has been accelerated prior to its stated maturity;
          (e) Guarantor shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver for itself or its assets, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

          (f) a court shall enter an order, judgment or decree appointing, without the consent of Guarantor, a receiver or trustee for it or approving a petition filed against Guarantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;
          (g) Guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or
          (h) Guarantor shall sell or transfer or enter into an agreement to sell or transfer all or substantially all of its assets (an “Asset Transfer”) unless (i) the Asset Transfer is to a Person that (A) immediately following such transaction or transactions, taken in the aggregate, is (or would be, on a pro forma basis) a Credit Entity, (B) is a wholly-owned Subsidiary of Guarantor (but only for so long as such Person shall remain a wholly-owned Subsidiary of Guarantor), or (C) is approved in writing by Landlord under the Review Criteria as a Non-Preapproved Assignee in accordance with the provisions of Paragraph 21(b) of this Lease; and (ii) this Guaranty is assigned to and assumed by such Person as a part of such Asset Transfer. In the event of an Asset Transfer to a wholly-owned Subsidiary of Guarantor, any subsequent sale of the assets of the original Guarantor named herein by such wholly-owned Subsidiary of Guarantor shall be governed by the requirements of this subparagraph (h) irrespective of whether or not such sale would be considered a sale of all or substantially all of the assets of the wholly-owned Subsidiary of Guarantor.
ARTICLE IV
MISCELLANEOUS
          Section 4.01 Effect Of Bankruptcy Proceedings. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Landlord as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made. Guarantor hereby agrees to indemnify Landlord against, and to save and hold Landlord harmless from any required return by Landlord, or recovery from Landlord, of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason. If an Event of Default at any time shall have occurred and be continuing or exist and declaration of default or acceleration under or with respect to the Lease shall at such time be prevented by reason of the pendency against Tenant of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Lease shall be deemed to have been declared in default or accelerated with the same effect as if the Lease had been declared in default and accelerated in accordance with the terms thereof, and Guarantor shall forthwith pay and perform the Guaranteed Obligations in full without further notice or demand.
          Section 4.02 Further Assurances. From time to time upon the request of Landlord, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Landlord may deem necessary or desirable to confirm this Guaranty, to carry out the purpose and intent hereof or to enable Landlord to enforce any of its rights hereunder.

          Section 4.03 Amendments, Waivers, Etc. This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.
          Section 4.04 No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Landlord in exercising any right, power or privilege under this Guaranty or the Lease shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Landlord under this Guaranty are cumulative and not exclusive of any rights or remedies which Landlord would otherwise have under the Lease, at law or in equity.
          Section 4.05 Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Guaranty shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable overnight delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated on page one of this Lease or when delivery by any such method is refused. Notices sent to Landlord shall be to the attention of Director, Asset Management, and notices sent to Guarantor shall be to the attention of Guarantor’s General Counsel. A copy of any notice given by Guarantor to Landlord shall be addressed to the attention of Director, Asset Management and shall simultaneously be given by Tenant to Reed Smith LLP, One Liberty Place, Philadelphia, PA 19103, Attention: Chairman, Real Estate Department. For the purposes of this Section 4.05, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days’ notice of the new address to the other party, in the manner provided above.
          Section 4.06 Expenses. Guarantor agrees to pay or cause to be paid and to save Landlord harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for Landlord, incurred by Landlord from time to time arising in connection with Landlord’s enforcement or preservation of rights under this Guaranty or the Lease, including but not limited to such expenses as may be incurred by Landlord in connection with any default by Guarantor of any of its obligations hereunder or by Tenant of any of its obligations under the Lease.
          Section 4.07 Survival. All obligations of Guarantor to make payments to or indemnify Landlord shall survive the payment and performance in full of the Guaranteed Obligations.
          Section 4.08 Severability. If any term or provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.
          Section 4.09 Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
          Section 4.10 Governing Law. This Guaranty was negotiated in New York, and accepted by Landlord in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Guaranty and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contract made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Guaranty, and the Guaranty shall be governed by and construed in accordance with the laws of the State of New York pursuant to § 5-1401 of the New York General Obligations Law.
          Section 4.11 Jury Trial. GUARANTOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS GUARANTY. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY GUARANTOR, AND GUARANTOR ACKNOWLEDGES THAT THE LANDLORD HAS NOT MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT GUARANTOR HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF ALL WAIVERS CONTAINED HEREIN BY INDEPENDENT LEGAL COUNSEL, SELECTED BY GUARANTOR, AND GUARANTOR HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.
          Section 4.12 Successors and Assigns; Joint and Several. This Guaranty shall bind Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns. The obligations and liabilities of each Guarantor under this Guaranty shall be joint and several. As used in this Guaranty, the singular shall include the plural and vice-versa.
          Section 4.13 Incorporation of Recitals; Definitions. The recitals set forth on page 1 of this Guaranty are hereby specifically incorporated into the operative terms of this Guaranty as if fully set forth. Terms not otherwise specifically defined herein shall have the meanings set forth in the Lease.
          Section 4.14 Rights of Lender. Guarantor acknowledges that the rights of Landlord under this Guaranty may be assigned to Lender and upon such assignment Lender shall have all of the rights and benefits of Landlord hereunder.
          IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.

ATTEST:	LIFE TIME FITNESS, INC., a Minnesota corporation

By:	By:

Title:	Title: